EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                           STATE OF
          NAME                           INCORPORATION
  ------------------------------------   --------------

  Consolidated Oil Well Services, Inc.   Kansas

  CIS Oil and Gas, Inc.                  Kansas

  Infinity Oil & Gas of Kansas, Inc.     Kansas

  Infinity Oil and Gas of Wyoming, Inc.  Wyoming

  Consolidated Pipeline, Inc.            Kansas

  CIS-Oklahoma, Inc.                     Kansas

  Infinity Research and Development,
    Inc.                                 Missouri

  LDC Food Systems, Inc.                 New Jersey

  Infinity Nicaragua Ltd.                Bahamas

  Infinity Nicaragua Offshore Ltd.       Bahamas

  Rio Grande Resources, SA               Nicaragua